Lawrence Scharfman & Co. CPA PC
                          Certified Public Accountants

18 E. Sunrise Highway, #203                           9608 Honey Bell Circle
Freeport, NY 11520                                    Boynton Beach, FL 33437
Telephone: (516) 771-5900                             Telephone: (561) 733-0296
Facsimile: (516) 740-0613                             Facsimile: (516) 771-2598


                                                  March 6, 2006


Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, N.E.
Washington, DC 20549-7561


RE: Medefile International, Inc.

Ladies and Gentlemen:

We have been furnished with a copy of the response to Item 4.01 of Form 8-K for the event that occurred on February 15, 2006, that was filed by our former client, Medefile International, Inc., on Wednesday, February 22, 2006. We agree with the statements made in response to that Item insofar as they relate to our Firm. We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K/A.


                                                  Very truly yours,
                                                  /s/ Lawrence Scharfman
                                                  ------------------------
                                                  Lawrence Scharfman CPA